UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
____________

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2014

INFOBLOX INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35507	20-0062867
(Commission File Number)	(IRS Employer Identification No.)

3111 Coronado Drive Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 986-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Officer

On September 11, 2014, Infoblox Inc. (the “Company”) and Christopher Andrews mutually agreed that he would step down as Executive Vice President, Worldwide Field Operations, effective September 15, 2014. In connection with this change, Thorsten Freitag was promoted to Executive Vice President, Worldwide Field Operations of the Company, effective October 1, 2014. Mr. Andrews will remain an employee of the Company and provide transition assistance through September 30, 2014 (“Separation Date”).

(e) Compensation of Officer

On September 11, 2014, the Compensation Committee of the Company’s Board of Directors approved an amendment to the terms of Mr. Andrew’s Change in Control Severance Agreement (the “Agreement”) to provide that stock options granted prior to April 2012 are also eligible for acceleration of vesting under the Agreement in the case of a termination without “cause” (as such term is defined in the Agreement) more than two months prior to or more than 12 months after a qualifying “Change in Control” (as such term is defined in the Agreement) of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFOBLOX INC.

Date	September 15, 2014	By:	/s/ Remo Canessa
Remo Canessa
Chief Financial Officer